UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐ Preliminary Proxy Statement        ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☑ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Westin Hotels Limited Partnership
(Name of Registrant as Specified In Its Charter)

Starwood Hotels & Resorts Worldwide, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Units of Limited Partnership Interest

(2)	Aggregate number of securities to which transaction applies:

135,600

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Starwood Hotels & Resorts Worldwide, Inc. Letterhead]

September 23, 2003

Re: Starwood Tender Offer for WHLP Units

Dear Investor:

     For those of you who tendered Units to Kalmia Investors, LLC (“Kalmia”), you have an important decision to make before September 30, 2003. As previously announced, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or “we”) will commence a tender offer for all outstanding limited partnership units (the “Units”) of Westin Hotels Limited Partnership (“WHLP”), the owner of The Westin Michigan Avenue, Chicago hotel (the “Hotel”) in Chicago, Illinois, for a purchase price of $600 in cash per Unit. Starwood, in connection with the tender offer, will also solicit the consent of WHLP’s limited partners to proposals that would facilitate Starwood’s acquiring 100% of the partnership interests in WHLP. These include a proposal to amend WHLP’s partnership agreement to, among other things, render certain transfer restrictions inapplicable to our tender offer, to certain types of similar tender offers and to mergers that follow those tender offers. We are also seeking the consent of the limited partners to effect a merger, following our tender offer, of WHLP with or into an affiliate of Starwood, for the same per Unit consideration as we would offer in the tender offer.

     Unsolicited tender offers for Units by Kalmia and Windy City Investments, LLC (“Windy City”) have recently expired. According to Kalmia, approximately 4.9% of the outstanding Units were tendered in its offer. According to Windy City, approximately 2.27% of the outstanding Units were tendered in its offer.

     We believe, as described below, that Unitholders who tendered any Units to Kalmia have withdrawal rights until Kalmia purchases those Units. Because we expect that Kalmia will pay for Units that have been tendered on, or shortly after, September 30, 2003, you have only a short period to consider the information in this letter.

     If you tendered any of your Units to Kalmia, we urge you to consider the following:

•	Our offer price will be $50 more per Unit than the price Kalmia offered, which represents a 9.1% premium;

•	While our offer will be for 100% of the Units, it will be subject to various conditions, including the condition (which we may not waive) that at least a majority of the issued and outstanding Units are tendered into our offer and not subsequently withdrawn in order to facilitate making WHLP a wholly owned subsidiary of Starwood;

•	The general partner of WHLP and the manager of the Hotel are both wholly owned subsidiaries of Starwood. All the activities of these entities are carried out by Starwood employees, since neither the general partner nor the manager has any employees of its own. As a result of its relationship with Starwood, the general partner may have a conflict of interest with respect to our offer and consent solicitation; and

•	We have not yet commenced our tender offer. Our tender offer and consent solicitation will be made pursuant to an offer to purchase and solicitation statement and related materials that we will furnish to Unitholders and file with the SEC. When these materials are furnished to Unitholders, you should read them carefully because they will contain important information, including risk factors and the terms and conditions of our tender offer.

     According to Kalmia’s offer documents, Unitholders who tendered any Units may withdraw their Units at any time on or after September 22, 2003 until such time as Kalmia has purchased their Units. If you have tendered Units to Kalmia and wish to withdraw them after you have considered the factors set forth above, you must:

•	Complete and sign (which signature must be Medallion Guaranteed in the same manner as the Agreement of Sale pursuant to which you tendered your Units) the enclosed withdrawal notice or the withdrawal notice that Kalmia provided to you. Your withdrawal notice must include your name, the number of Units to be withdrawn and the name in which the Units you tendered to Kalmia are registered; and

•	Send your withdrawal notice to Kalmia Investors, LLC, 601 Carlson Parkway, Suite 200, Minnetonka, MN 55305, so that it is received by Kalmia prior to Kalmia’s payment for your tendered Units.

     We intend to commence our tender offer and consent solicitation as promptly as practicable following discussions with the SEC regarding our offering solicitation materials which have been filed with the SEC. Copies of our preliminary offer to purchase and solicitation statement, which was filed on August 27, 2003, under Form PREN14A (File No. 000-15097), are available at no charge on the SEC’s web site at www.sec.gov. We appreciate your patience during these discussions and while we prepare final documents.

     If you have any questions about this letter, please contact Jared T. Finkelstein, Senior Vice President—Law of Starwood, at 914-640-8212.

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     STARWOOD STRONGLY ADVISES ALL WHLP UNITHOLDERS TO READ THE FINAL, DEFINITIVE OFFER TO PURCHASE AND SOLICITATION STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL, DEFINITIVE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND A CONSENT FORM WILL BE MAILED TO ALL UNITHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. THE PRELIMINARY OFFER TO PURCHASE AND SOLICITATION STATEMENT CAN BE FOUND ON THE SEC’S WEB SITE AT WWW.SEC.GOV. A FREE COPY OF THE PRELIMINARY OFFER TO PURCHASE AND SOLICITATION STATEMENT MAY ALSO BE OBTAINED FROM STARWOOD. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY OFFER TO PURCHASE AND SOLICITATION STATEMENT.

     THIS LETTER IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY PARTNERSHIP UNITS OF WHLP. THE SOLICITATION AND OFFER TO BUY UNITS OF WHLP, AND THE SOLICITATION OF UNITHOLDER CONSENTS WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS THAT STARWOOD WOULD FURNISH TO UNITHOLDERS AND FILE WITH THE SEC. IF THESE MATERIALS ARE FURNISHED TO UNITHOLDERS, UNITHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING RISK FACTORS AND THE TERMS AND CONDITIONS OF THE OFFER AND THE CONSENT SOLICITATION. IN SUCH EVENT, UNITHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM STARWOOD.

/s/ RONALD C. BROWN

Ronald C. Brown
Executive Vice President and
Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc.

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NOTICE OF WITHDRAWAL

OF

PREVIOUSLY TENDERED
UNITS OF LIMITED PARTNERSHIP INTEREST OF
WESTIN HOTELS LIMITED PARTNERSHIP

TO

KALMIA INVESTORS, LLC

To:	Kalmia Investors, LLC
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

Ladies and Gentlemen:

     The following units of limited partnership interest (the “Units”) of Westin Hotels Limited Partnership (the “Partnership”) previously tendered to Kalmia Investors, LLC (“Kalmia”) are hereby withdrawn.

     DESCRIPTION OF UNITS WITHDRAWN AND SIGNATURE OF LIMITED PARTNER(S)

     All registered holders of Units must sign exactly as their names appear on the Partnership records and in the same manner as the signature in the Agreement of Sale previously submitted to Kalmia. See Instructions on the reverse hereof.

     NUMBER OF UNITS WITHDRAWN:

X	X

(Signature of Owner)	(Signature of Joint Owner)

Print Name	Print Name
X	X

(Signature of Individual if not Owner)	(Signature of Individual if not Owner)

Print Name, Capacity and Title	Print Name, Capacity and Title
Address:	Address:

Telephone No. (Day):	Telephone No. (Day):

Telephone No. (Evening):	Telephone No. (Evening):

SIGNATURE MEDALLION GUARANTEE

Name and Address of Eligible Institution:

Authorized Signature:	X

Name:

Title:

Date:

INSTRUCTIONS FOR WITHDRAWAL

OF

PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST IN
WESTIN HOTELS LIMITED PARTNERSHIP

TO

KALMIA INVESTORS, LLC

1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE KALMIA OFFER. If you are withdrawing Units previously tendered pursuant to the offer by Kalmia Investors, LLC and related investors dated July 24, 2003 (the “Kalmia Offer”), please complete and execute the Notice of Withdrawal of Previously Tendered Units of Westin Hotels Limited Partnership to Kalmia Investors, LLC (“Notice of Withdrawal from the Kalmia Offer”) that is on the other side of this page, and send the executed document to:

Kalmia Investors, LLC

601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

      KALMIA MUST RECEIVE THE NOTICE OF WITHDRAWAL FROM THE KALMIA OFFER PRIOR TO THE DATE ON WHICH PAYMENT IS MADE FOR TENDERED UNITS, WHICH IS EXPECTED TO BE SEPTEMBER 30, 2003, OR SOON THEREAFTER.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal from the Kalmia Offer is inadequate, please list any additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal from the Kalmia Offer.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal from the Kalmia Offer must be signed, as applicable, by the person(s) who signed the Agreement of Sale relating to the Kalmia Offer, in the same manner as such Agreement of Sale was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal from the Kalmia Offer. If the Notice of Withdrawal from the Kalmia Offer is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. MEDALLION-GUARANTEE. The signature(s) on the Notice of Withdrawal from the Kalmia Offer must be Medallion Guaranteed by a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, a brokerage firm that is a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.